UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 12, 2017

Life Clips, Inc.

(Exact Name of Registrant as Specified in its Charter)

Wyoming
(State or other jurisdiction of incorporation)

333-198828	46-2378100
(Commission File Number)	(IRS Employer Identification No.)

233 S. Sharon Amity Road, Suite 201, Charlotte, NC 28211
(Address of principal executive offices) (Zip Code)

(800) 292-8991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the FORM 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Rudman Appointment

On January 16, 2017, Life Clips, Inc., a Wyoming corporation (the “Company”), appointed Victoria Rudman as the Chief Financial Officer, Secretary and Treasurer of the Company and member of the Board of Directors.

Ms. Rudman. 49, served as interim Chief Financial Officer of Kalytera from March 2015 through June 2016 and continues to serve as Treasurer and Secretary of Kalytera since March 2015 (TSX:KALY). She also currently serves as the CFO of TheraKine Ltd., a private company. Ms. Rudman has over 25 years of professional experience in multiple aspects of leadership, operations, accounting, finance, taxation and fiscal management. Ms. Rudman has spent most of her career in Fortune 50 global investment bank and retail brokerage firms as well as small cap public companies and startup ventures. She served as Chairman and CEO of Intelligent Living Inc. from 2011-2014. Previously,Victoria held various technology controllership positions at Morgan Stanley and acted as a Vice President at Bear Stearns and Director of Business Planning & Strategy at Visual Networks, where she was the lead project manager for the entire technology business enterprise, including IPO and strategic M&A. Victoria holds a Bachelor of Business Administration in Public Accounting from Pace University, Lubin School of Business.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Ms. Rudman.

Related Party Transactions

There are no related party transactions with respect to Ms. Rudman reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

The Company and Ms. Rudman are in the process of entering into a formal agreement, which, as of this filing, has not been completed. Once the agreement is finalized, it will be disclosed.

Gruder Resignation

On January 12, 2017, Robert Gruder resigned as the Chief Executive Officer, Chief Financial Officer, Secretary and Treaurer of the Company and member of the Board of Directors of Life Clips, Inc., a Wyoming corporation (the “Company”). The resignation was not the result of any disagreements with the Company.

Thomas Resignation

On January 12, 2017, Wayne Thomas submitted his resignation from the Campany’s Board of Directors. The resignation was not the result of any disagreements with the Company.

The Company provided the director with a copy of the disclosures it is making in response to this Item 5.02 and the opportunity to furnish the registrant with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02 and, if not, stating the respects in which he does not agree.

As of this filing, the Board of Directors has not appointed a replacement for the position of Chief Executive Officer of the Company, but plans to do so as soon as is practical.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2017

LIFE CLIPS, INC.

/s/ Charles Adelson
Charles Adelson, Director